Exhibit 99.B(d)(36)

Form Of

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors, Inc.

Dated July 1, 2003, as amended October 4, 2005 and June     , 2006

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Diversified Alpha Fund

Global Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, Inc.

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors, Inc.

Dated July 1, 2003, as amended October 4, 2005 and June    , 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund
Large Cap Diversified Alpha Fund
Global Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, Inc.

By:	By:

Name:	Name:

Title:	Title:

2